                                                                   EXHIBIT 10.45





                             AN ORDINANCE NO. 50-76

           AN ORDINANCE OF THE CITY OF MONTGOMERY, ALABAMA, PROVIDING
                FOR THE CONSTRUCTION, OPERATION, REGULATION AND
                      CONTROL OF CABLE TELEVISION SYSTEMS




                                      Adopted June 22, 1976




Approved:


/s/  Jim Robinson
-----------------------
Jim Robinson, Mayor
City of Montgomery

                          ORDINANCE FOR REGULATION OF
                            CABLE TELEVISION SYSTEMS

                                     INDEX


                                                                    Page(s)
                                                                    -------
Section and Title
-----------------
Section 1.     Short Title  . . . . . . . . . . . . . . . . . . . . . .   1
               -----------
Section 2.     Definitions  . . . . . . . . . . . . . . . . . . . . . .   1,2,3,4
               -----------
Section 3.     Franchise To Operate Necessary . . . . . . . . . . . . .   4,5
               ------------------------------
Section 4.     Terms Of Franchise.  . . . . . . . . . . . . . . . . . .   5,6
               ------------------
Section 5.     Limitations Of Franchise.  . . . . . . . . . . . . . . .   6,7,8
               ------------------------
Section 6.     Liability And Indemnification. . . . . . . . . . . . . .   8,9,10
               -----------------------------
Section 7.     Technical Requirements - Channel Capacity. . . . . . . .  10
               -----------------------------------------
Section 8.     Safety Requirements. . . . . . . . . . . . . . . . . . .  11
               -------------------
Section 9.     Service Standards - Business Office - Resolution Of
               ---------------------------------------------------
               Complaints . . . . . . . . . . . . . . . . . . . . . . .  11,12,13
               ----------
Section 10.    Conditions On Street Occupancy.  . . . . . . . . . . . .  14,15
               ------------------------------
Section 11.    Construction.  . . . . . . . . . . . . . . . . . . . . .  16,17,18
               ------------
Section 12.    Indemnity Bond.  . . . . . . . . . . . . . . . . . . . .  18
               --------------
Section 13.    Franchise Payments.  . . . . . . . . . . . . . . . . . .  19,20
               ------------------
Section 14.    Rates Charged To Subscribers . . . . . . . . . . . . . .  20,21,22
               ----------------------------
Section 15.    Removal Of Facilities Upon Request . . . . . . . . . . .  22
               ----------------------------------
Section 16.    Public Service Requirements  . . . . . . . . . . . . . .  22,23
               ---------------------------
Section 17.    Amendment Of Ordinance And Franchises. . . . . . . . . .  23
               -------------------------------------
Section 18.    Application Procedures . . . . . . . . . . . . . . . . .  23,24,25
               ----------------------
Section 19.    Renewal Procedures . . . . . . . . . . . . . . . . . . .  27,28
               ------------------
Section 20.    Tampering, Unauthorized Connections, Etc.  . . . . . . .  28
               ----------------------------------------
Section 21.    Continued Use Of Individual Antennas Protected . . . . .  28,29
               ----------------------------------------------
Section 22.    Grantee May Promulgate Rules.  . . . . . . . . . . . . .  29
               ----------------------------
Section 23.    Delegation Of Powers.  . . . . . . . . . . . . . . . . .  29
               --------------------
Section 24.    Notices. . . . . . . . . . . . . . . . . . . . . . . . .  29
               -------
Section 25.    Rights And Remedies Are Cumulative.  . . . . . . . . . .  29
               ----------------------------------
Section 26.    Invalid Provisions.  . . . . . . . . . . . . . . . . . .  30
               ------------------
Section 27.    Repeal Of Other Ordinances.  . . . . . . . . . . . . . .  30
               --------------------------


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                                                                   EXHIBIT 10.45

                             AN ORDINANCE NO. 50-76

          AN ORDINANCE OF THE CITY OF MONTGOMERY, ALABAMA PROVIDING
         FOR THE CONSTRUCTION, OPERATION, REGULATION AND CONTROL OF
                          CABLE TELEVISION SYSTEMS.

                 SECTION 1. SHORT TITLE. This Ordinance shall be known and may be cited as the "Montgomery Cable Television Ordinance."

                 SECTION 2. DEFINITIONS. For the purposes of this Ordinance, the following terms, phrases, words and their derivations shall have the meaning given herein, unless the context clearly indicates that another meaning is intended. When not inconsistent with the context, words used in the present tense include the future, words in the plural number include the singular umber and words in the singular number include the plural number. The word "Shall" is always mandatory and not merely directory.

                 (1)   "Agency" means the City.

                 (2) "Auxiliary Services" means any communications service in addition to "regular subscriber services," including, but not limited to pay TV, burglar alarm service, data transmission, facsimile service, home shopping service, and similar communications service.

                 (3) "Cable Television System" or "CATV System" is any facility that in wholeor in part, receives directly, or indirectly, over the air, and amplifies or otherwise modifies the signals transmitting programs broadcast by one or more television or radio stations and distributes such signals by wire or cable to subscribing members of the public who pay for such service.

                 (4) "Channel" is a band of frequencies six (6) megahertz wide in the electromagnetic spectrum capable of carrying either one audiovisual television signal and a few non-video signals or a large number of non-video signals.

                 (5) "City" is the City of Montgomery, Alabama, a municipal corporation.

                 (6) "City Council" is the City Council of the City of Montgomery, Alabama, or any successor thereto.

                 (7) "Federal Communications Commission," or "FCC" is the present federal agency of that name as constituted by the Communications Act of 1934, or any successor agency created by the United States Congress.

                 (8) "Franchise" is an authorization granted by the City Council which permits the construction, operation and maintenance of a cable television system within the Franchise Area under the terms of this Ordinance.

                 (9) "Franchise Area" means that portion of the City of Montgomery, Alabama, including any area hereafter added thereto during the term





                                      -2-
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of any franchise granted hereunder, for which a franchise is granted under the authority of this Ordinance. The Franchise Area may or may not include all of the City of Montgomery.

                 (10) "Grantee" is a holder of a cable television franchise issued by the City of Montgomery.

                 (11) "Gross Revenues" means revenues derived directly or indirectly by a grantee from both regular subscriber service and auxiliary service.

                 (12) "Gross Subscriber Revenues" means those revenues derived directly or indirectly by a grantee from the supplying of regular subscriber service; that is, the installation fees, disconnect and reconnect fees, and fees for regular cable benefits including the transmission of broadcast signals and access and origination channels if utilized. It does not include revenues derived from auxiliary services or from any taxes whether or not passed on to users, per program or per channel charges, leased channel revenues, advertising revenues, or any other income derived from the system.

                 (13) "Major Stockholder" is a beneficial owner, directly or indirectly, of ten percent (10%) or more of the issued and outstanding voting stock of any corporation.





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                 (14)  "Persons" are any people, firms, corporations,
associations or other legally recognized entities.

                 (15) "Public Street" is the surface of and the space above and below any public street, avenue, highway, boulevard, concourse, driveway, bridge, tunnel, park, parkway, waterway, dock, bulkhead, wharf, pier, alley, right-of-way, public utility easement, and any other public ground or water within or belonging to the City.

                 (16) "Regular Subscriber Service" is that service regularly provided to all subscribers. It includes all broadcast signal carriage, FCC-required access channel carriage including origination programming. It does not include specialized programming for which a per-program or per-channel charge is made.

                 (17) "Subscriber" means any person receiving regular subscriber service.

                 SECTION 3. FRANCHISE TO OPERATE NECESSARY. It shall be unlawful to commence or engage in the construction, operation or maintenance of a cable television system without a franchise issued under this Ordinance. The City Council may, by ordinance, award a franchise to construct, operate and maintain a cable television system within all or any portion of the City to any person





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whether operating under an existing franchise or not, who makes application for authority to furnish a cable television system which complies with the terms and conditions of this Ordinance. Provided, that this section shall not be deemed to require the grant of a franchise to any particular person or to prohibit the City Council from restricting the number of grantees should it determine such a restriction would be in the public interest.

                 SECTION 4.   TERMS OF FRANCHISE.

                 (1) Any franchise granted by the City Council shall be for a term of fifteen (15) years following the date such franchise is accepted by the grantee, and, upon application of the grantee and review of the performance of grantee in a public hearing, the City Council may renew the franchise for successive fifteen-year periods, with such modification of terms as the City Council may determine.

                 (2) The City Council may terminate any franchise in the event Grantee shall refuse, or neglect to comply with any material requirement or limitation contained in this Ordinance.

                 (3) Should the City Council determine that Grantee is not, in its opinion, in compliance with this Ordinance and any Franchise issued thereunder, it shall so notify Grantee and Grantee shall, within thirty (30) days, bring the system into compliance, reporting corrective action taken to the City Council.





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                 (4)   If the City Council is not satisfied that compliance
has been achieved, or that good faith progress is being made toward compliance, it may schedule a public hearing to determine whether the Franchise should be revoked. The Grantee and the public shall be given at least thirty (30) days' notice of such a hearing, and all interested parties shall be heard in open hearing. At the conclusion of the public hearing, the City Council shall determine whether the Franchise should be terminated and shall set forth, in writing, the facts and reasons upon which its decision is based.

                 SECTION 5.  LIMITATIONS OF FRANCHISE.

                 (1) Any franchise granted under this Ordinance shall be nonexclusive and nothing herein shall be construed to prevent the City Council from granting identical or similar franchises to more than one person, within all or any portion of the City.

                 (2) A grantee, shall, at all times during the life of its franchise, be subject to the lawful exercise of the City's police power, strictly adhere to the City laws and ordinances, and such reasonable regulations as the City Council may subsequently promulgate thereunder.

                 (3) All privileges prescribed by such a franchise shall be subordinate to any prior lawful occupancy of the public streets, and the





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
City Council reserves the right to reasonably designate where a grantee's facilities are to be placed within the public ways.

                 (4)(a) A franchise shall be a privilege which is personal to the original grantee. It shall not be sold, transferred, leased, assigned, or disposed of, in whole or in part, either by sale, merger, consolidation or otherwise, without prior consent of the City Council expressed by resolution, and then only under such conditions as may therein be prescribed. Any such transfer or assignment shall be made only by an instrument in writing, which shall include an acceptance of all terms and conditions of the franchise by transferee, a duly executed copy of which shall be filed with the Agency within thirty (30) days after such transfer or assignment.

                 (b) Consent of the City Council shall not be granted until it has examined the proposed assignee's legal, financial, technical, character and other qualifications to construct, operate and maintain a cable television system in the City and has afforded all interested parties notice of an opportunity to be heard on the question.

                 (c) Consent of the City Council shall not be arbitrarily refused; provided, that the proposed assignee possesses the





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requisite qualifications and agrees, in writing, to comply with all provisions of the Franchise and this Ordinance.

                 (d) Transfer of twenty percent (20%) or more of the voting securities of a corporation Grantee to a person not presently a stockholder shall be deemed to be a transfer of control.

                 (e)   No such consent shall be required for a transfer:

                          (i) in trust, of system assets by mortgage or by other hypothecation, to secure an indebtedness;

                          (ii) to a parent or subsidiary of a corporate grantee; or

                          (iii) to a corporation whose stock is held by the
                                same stockholders as grantee;

                          (iv) of less than twenty percent (20%) of the voting securities of a corporate grantee unless such transfer also results in a transfer of voting control;

                          (v) of stock from one present stockholder to another stockholder unless such transfer also results in a transfer of voting control.

                 SECTION 6. LIABILITY AND INDEMNIFICATION.

                 (1) A grantee shall pay, and by its acceptance of a franchise specifically agrees to pay, any and all damages or penalties which

The City may be legally required to pay as a result of the grantee's installation, operation or maintenance of a cable television system under this Ordinance whether or not the acts or omissions complained of are authorized, allowed or prohibited by the City.

                 (2) Grantee shall at all times indemnify the City and save the City harmless from any and all claims, demands and/or suits, whether for damages to person or property or for any reason whatsoever which the City shall be required to pay arising proximately, consequentially or otherwise by reason of installation, operation or existence of said cable television station, or from the maintenance, continuation or use thereof or the abandonment thereof.

                 (3) A grantee shall also pay all expenses incurred by the City in defending itself with regard to any and all damages and penalties mentioned in subsection (1) above. These expenses shall include all out-of-pocket expenses, including reasonable attorneys' fees and the reasonable value of services rendered by any employee of the City.

                 (4) The Grantee shall maintain, throughout the term of the franchise, liability insurance insuring the City and the Grantee with regard to all damages mentioned in subsection (1), above, caused by the Grantee or its agents, in the minimum amounts of :

                 (a) Workmen's compensation insurance as provided by the laws of the State of Alabama.

                 (b) $500,000 for bodily injury or death to any one person, within the limit, however of $1,000,000, for bodily injury or death resulting from any one accident.





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                 (c)  $100,000 for property damage resulting from any one
accident. The insurance policies obtained by a grantee in compliance with this section shall be issued by a company or companies acceptable to the City, and a current certificate or certificates of insurance, along with written evidence of payment of all required premiums, shall be filed and maintained with the Agency during the term of this Franchise. Said policies shall name the City as an additional insured and shall contain a provision that a written notice of cancellation or reduction in coverage of said policy shall be delivered to the City ten (10) days in advance of the effective date thereof.

          SECTION 7.   TECHNICAL REQUIREMENTS - CHANNEL CAPACITY.

                 The CATV system to be constructed by Grantee shall be installed, maintained, and operated at all time in full compliance with the technical and channel capacity standards of the Federal Communications Commission. The results of annual performance tests conducted in accordance with Section 76.601(c), FCC Rules (or such other section of the Rules as shall incorporate its substance) shall be retained for at least five (5) years and available for inspection by the City. The system shall provide a minimum of twenty (20) channels of at least six (6) MHz each available for immediate or potential use.





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                 SECTION 8.  SAFETY REQUIREMENTS.

                 A Grantee shall, at all times:

                 (1) Install and maintain its wires, cables, fixtures, and other equipment in accordance with the requirements of the City Building Code and Electrical Safety Ordinances, and in such manner that they will not interfere with any installations of the City.

                 (2) Keep and maintain in a safe, suitable, substantial condition, and in good order and repair, all structures, lines, equipment, and connections in, over, under and upon the streets, sidewalks, alleys, and public ways or places of the City, wherever situated or located.

                 SECTION 9. SERVICE STANDARDS - BUSINESS OFFICE - RESOLUTION OF COMPLAINTS.

                 Throughout the life of its franchise, a Grantee shall:

                 (1) Maintain all parts of its system in good condition and in accordance with standards generally observed by the cable television industry. Sufficient employees shall be retained to provide safe, adequate and prompt service for all of its facilities.

                 (2) Maintain a conveniently-located business office and service center to which subscribers may telephone without incurring added message units or toll charges. This office shall be open during all usual business hours, and be so operated that complaints





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and requests for repairs or adjustments may be received by telephone at any time when any television signals are being broadcast.

                 (3) Dispatch personnel to investigate all service complaints and equipment malfunctions within 24 hours and strive to resolve such complaints as promptly as possible. Planned interruption of service shall be only for good cause. Insofar as possible, planned service interruptions shall be preceded by notice, be of brief duration, and occur during minimum viewing hours.

                 (4) Maintain a complete list of all complaints received and the measures taken to resolve them in form to be approved by Agency. This list shall be available to the Agency upon request.

                 (5) Permit the Agency to inspect and test the system's technical equipment and facilities upon reasonable notice during normal business hours.

                 (6) Responsibility for the administration of any franchise granted hereunder and for the resolution of all complaints against a grantee regarding the quality of service, equipment malfunctions, and similar matters, is hereby delegated to the City under such reasonable rules as the City may from time to time prescribe.





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The Grantee shall notify subscribers at the time of initial subscription to the system of the procedure for reporting and resolving complaints by delivering to each subscriber a notice in form approved by Agency.





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                 SECTION 10.  CONDITIONS ON STREET OCCUPANCY.

                 (1) Any pavements, sidewalks, curbing or other paved area taken up or any excavations made by a grantee shall be done under the supervision and direction of the Agency under permits issued for work by the proper officials of the City, and shall be done in such manner as to give the least inconvenience to the inhabitants of the City. A grantee shall, at its own cost and expense, and in a manner approved by the Agency, replace and restore any such pavements, sidewalks, curving or other paved areas in as good a condition as before the work involving such disturbance was done, and shall also make and keep full and complete plats, maps and records showing the exact locations of its facilities located within the public streets, ways and easements of the City. These maps shall be available for inspection at any time during business hours by the Agency.

                 (2) A grantee shall, at its expense, protect, support, temporarily disconnect, relocate, or remove, any of its property when required by the City by reason of traffic conditions, public safety, road construction, change of street grade, installation of sewers, drains, water pipes, power lines, signal lines, tracts, or any type of municipal improvements; provided, however, that the Grantee shall, in all such cases, have the privilege of abandoning





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any property in place.

                 (3) A grantee shall, on the request of any person holding a building moving permit issued by the City, temporarily raise or lower its wires to permit the moving of the building. The expense of such temporary raising or lowering of wires shall be paid by the person requesting same, and the Grantee shall have the authority to request such payment in advance. The Grantee shall not be given less than 72 hours' advance notice to arrange for such temporary wire changes.

                 (4) A Grantee shall have the authority to trim the trees upon and overhanging the public streets so as to prevent the branches of such trees from coming in contact with the wires and cables of the Grantee, except at the option of the City such trimming may be done by it or under its supervision and direction at the expense of the Grantee.

                 (5) In all sections of the Franchise Area where the cable, wires, or other similar facilities of public utilities are placed underground, the Grantee shall place its cables, wires or other like facilities underground to the maximum extent that existing technology reasonably permits the Grantee to do so.

                 SECTION 11.  CONSTRUCTION.

                 (1) A Grantee shall extend the installation of cables, amplifiers, and related equipment throughout the area covered by its franchise as rapidly as practicable, but in any event, shall:

                 (a) Begin engineering studies within 30 days after accepting its franchise.

                 (b) Begin awarding construction contracts within 60 days after receiving certification from the FCC.

                 (c) Begin construction of its proposed system within 90 days after receiving certification from the FCC, and execution of necessary pole attachment agreements.

                 (d) Begin rendering service to subscribers within 1 year after receiving certification from the FCC.

                 (e) Complete construction of 40% of its proposed system (measured in terms of total linear strand miles) within two years after receiving certification from the FCC, and complete an additional 20% each year thereafter so that after 5 years the entire system shall be substantially constructed and the Grantee capable of providing service no more than 60 days after receiving an application for service to every dwelling unit within the Franchise Area except to the extent that density of homes, adverse terrain, or other factors render making such service available impracticable. For the purposes of determining compliance with the provisions of this subparagraph (e), and to provide for a reasonable policy requiring extension of energized trunk lines of the cable system within the Franchise Area so as to achieve compliance with the obligations imposed by this section, Grantee shall extend such lines to all areas of the Franchise Area having a minimum of 50 homes per street mile.

                 (f) File a map and progress report with the Agency at the close of each calendar year, showing the exact areas of the City being served by the cable television system and the location and identification of major component parts of the system.

                 (2) Failure on the part of a Grantee to commence and diligently pursue each of the foregoing requirements and to complete each of the matters set forth herein, shall be grounds for termination of its franchise pursuant to the terms of Section 4(2) hereof; provided, however, that the City Council may at its discretion extend the time for the commencement and completion of construction and installation for additional periods in the event the Grantee, acting in good faith, experiences delays by reasons of circumstances beyond its control.

                 (3) Upon the failure of a Grantee to satisfactorily complete any work upon the public streets as may be required by law or the terms of its franchise, within the time prescribed, the City, at its option, may cause such work to be done and the Grantee shall pay to the City the cost thereof within 30 days after receipt of an itemized report.

                 SECTION 12.  INDEMNITY BOND.

                 (1) Concurrently with the acceptance of this franchise, a Grantee shall deposit with the Agency, cash or acceptable negotiable securities fully guaranteed by the United States, in the amount of $50,000 to guarantee to the City the Grantee's performance. In the event the Grantee fails to comply with one or more of the provisions of its franchise, then the City shall retain said sum as damages for Grantee's breach of its obligations. At such time as Grantee shall certify that construction of the system is substantially complete, and service available to substantially all the residents of the City, said cash or securities may be replaced by a bond, written by an acceptable surety, in said amount, to indemnify the City against any loss it may suffer in the event the Grantee fails to comply with one or more provisions of its franchise. The Grantee and its surety shall be jointly and severally liable under the terms of the bond for any damages or loss suffered by the City as a result of the Grantee's non-performance, including the full amount of any compensation, nonindemnification, or cost of removal of any property of the Grantee in the event of default, plus a reasonable allowance for attorneys' fees and costs, up to the full amount of the bond. The bond shall provide for 30 days' prior written notice to the City Council of any intention on the part of the Grantee to cancel, fail to renew, or otherwise materially alter its terms.





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                 (2)  Neither said deposit of cash, nor the filing of an
indemnity bond with the Agency, nor the receipt of any damages recovered by the City thereunder, shall be construed to excuse faithful performance by the Grantee under the terms and conditions of its franchise for damages, either to the full amount of the bond or otherwise.

                 SECTION 13.  FRANCHISE PAYMENTS.

                 (1) Any person awarded a franchise under this Ordinance shall pay to the City, each year during the life of the franchise, a franchise fee in the amount of three (3%) percent of its annual Gross Subscriber Revenues derived from its operation of the franchised cable television system within the franchised area limits. The amount of any application fee shall be a credit against the franchise fees thereafter becoming due. Should FCC Rules be amended to allow the imposition of franchise fee charges upon gross revenues from auxiliary services, this provision of the Ordinance and of any franchise issued thereunder, may, after public hearing, be so amended.

                 (2) A Grantee shall file with the City, within 90 days after the expiration of any calendar year or portion thereof during which its franchise is in force, a financial statement certified by a responsible officer of the Grantee, showing in detail the Gross Subscriber Revenues, as defined herein, of the Grantee during the preceding calendar year or portion thereof. It shall be the duty of the Grantee to pay the City within 15 days after the time for filing such statement, the sum prescribed above or any unpaid balance thereof for the calendar year covered by such statements.

                 (3) The City shall have the right to inspect the Grantee's records showing the Gross Subscriber Revenues from which its franchise payments are computed and shall also have the right of audit and recomputation of any and all amounts paid under the Ordinance. No acceptance of payment shall be construed as a release or as an accord and satisfaction of any claim the City may have for further or additional sums payable under this Ordinance or for the performance of any other obligation hereunder; however, an accounting rendered to the City and to which no exception is made within 3 years after the receipt by the City shall be deemed to be accurate and shall not thereafter be subject to question or made the basis of any claim by City against Grantee.

                 SECTION 14.  RATES CHARGED TO SUBSCRIBERS.

                 (1) Any franchise issued shall set forth the initial rates which Grantee may charge its subscribers upon commencing service.

                 (2) Any rate established shall be reasonable, just, and fair to the public and shall provide the Grantee a return upon its investment reasonably sufficient to:

                 (a)  assure confidence in Grantee's soundness;

                 (b) support its credit and attract necessary capital under efficient and economical management;

                 (c) provide a return to equity owners commensurate with current returns on investment and other enterprises having corresponding rights.

                 (3) No rate established shall afford any undue preference or advantage among subscribers but separate rates may be established for separate classes of subscribers and rates may reflect the increased cost of providing service to isolated or sparsely populated areas.

                 (4) Changes in established rates may be made only upon authorization of the City Council. Should Grantee desire to change any rate or rates, it shall file a petition with the City Council at lease ninety (90) days prior to the proposed date of change. The petition shall detail the proposed changes and set forth the reason changes are desired. Upon receipt of a petition for rate change, the City Council shall schedule and publish notice of a public hearing on the matter to be held within sixty (60) days from date of receipt of petition. At the public hearing, all interested parties shall be heard. Evidence shall be taken and received on all of the elements necessary to be considered in determining the reasonableness of the proposed rates, including the return experienced by the Company on its investment. Thereafter, the City Council shall decide the matter by a majority vote and render a written decision approving, disapproving or modifying the proposed rate changes. The decision shall set forth complete findings of fact and conclusions regarding all of the basic elements considered in determining the rates, as set forth above.

                 (5) If no decision is rendered by the City Council within ninety (90) days after receipt of petition for change of rate, Grantee may institute the proposed changes upon an interim basis. Rates charged on an interim basis shall be conformed to the decision of the City Council when rendered. If requested by the City Council, the Grantee shall post a security bond on an acceptable surety company to guarantee any adjustments or refunds that may be required.

                 SECTION 15.  REMOVAL OF FACILITIES UPON REQUEST.

                 Upon termination of service to any subscriber, a Grantee shall promptly remove all its facilities and equipment from the premises of such subscriber upon his request, or failing promptly to do so, the same shall be deemed abandoned.

                 SECTION 16.  PUBLIC SERVICE REQUIREMENTS.

                 A Grantee shall:

                 (1) If requested by the City, provide at least one service outlet to City Hall, the Public Affairs Building, and each fire station within its Franchise Area at no cost to the City, and, if requested by the City, provide at least one service outlet to each elementary and secondary public school within its Franchise Area, at no cost to the school involved, provided said municipal buildings and schools are not more than 150 feet from Grantee's trunk line. Any additional service outlets to such facilities shall be charged on the basis of labor and material cost plus a reasonable overhead thereon.

                 (2) Make its facilities immediately available to the City upon request during the course of any emergency or disaster.

                 (3) Provide, in accordance with FCC requirements, a channel or channels for local government, education, and public access use. No charge, except as may be permitted by FCC Rules, shall be made for such use, but such use shall be subject to reasonable terms and conditions established by the Grantee in accordance with the rules of the FCC.

                 (4) Construct and maintain local production facilities to serve the needs of the entities utilizing public service channels, the use of which shall also be subject to reasonable terms and conditions established by the Grantee in accordance with the rules of the FCC. SEE ATTACHED #2

                 SECTION 17.  AMENDMENT OF ORDINANCE AND FRANCHISES.

                 The City Council shall amend this Ordinance, and any franchise issued hereunder, upon its own motion or the application of a grantee whenever amendment is necessary to conform to amendments to Section 76.31 of the FCC Rules which shall be incorporated into this Ordinance within one year of their adoption or at the time of franchise renewal, whichever comes first. No amendment shall be adopted except after full, open public hearing affording due process, and no amendment substantially amending the existing rights and obligations of the Grantee shall be adopted without Grantee's consent.

                 SECTION 18.  APPLICATION PROCEDURES.

                 This Ordinance itself grants no authority to operate a cable television system to any person. Such grants are only made by the adoption of a separate ordinance awarding a specific franchise to an applicant who has complied with the provisions of this Ordinance.

                 (1) Any person interested in obtaining a franchise to operate a cable television system in the franchise area shall submit a written application to the City Council together with non-refundable application fee of $100.00 which shall contain the following information:

                 (a) The name, address and form of business of the applicant. If the applicant is a corporation, it shall also state the names, addresses and occupations of its officers, directors and major stockholders, and the names and addresses of any parent or subsidiary companies. If applicant is a corporation controlled by another corporation, the names, addresses and occupations of the officers, directors and major stockholders of the controlling corporation shall also be stated. If the applicant is a partnership or other unincorporated association, the name and address of each member, whether active or inactive, shall be set forth, and if one or more partners are corporations, the names, addresses and occupations of such corporation's officers, directors and major stockholders shall also be stated.

                 (b) A list of all other cable television systems, if any, in which the applicant (or any partner or major stockholder of the applicant) has a substantial interest, stating the location, approximate number of homes served, and the name and address of the local franchising body.

                 (c) A thorough description of the proposed cable television system to be installed and operated; the manner in which the applicant proposes to construct, install, maintain and operate the same; and the extent and manner in which existing or future poles or other facilities of public utility companies will be used in the proposed system, together with a map or maps delineating proposed service areas if the applicant proposes to serve less than the entire City.

                 (d) A schedule of proposed rates and charges to all classes of subscribers for both installation and monthly service, and a copy of the proposed service agreement between the applicant and its proposed subscribers.

                 (e) A copy of any contract which may exist between the applicant and any public utility providing for the use of such utility's property, such as poles, lines or conduits.

                 (f) A statement setting forth all agreements and understandings; whether written, oral, or implied, between the applicant and any other person with respect to the proposed franchise or the proposed cable television operation. If a franchise should be granted to a person posing as a front or representative of another undisclosed person, such franchise shall be voidable by the City.

                 (g) An estimate of the cost of constructing the applicant's proposed system, and a financial statement prepared in form satisfactory to the City Council showing applicant's financial status and is financially ability to meet these proposed costs.

                 (h) A sworn statement acknowledging this applicant's familiarity with and eligibility under the provisions of this Ordinance and the Rules of the FCC and its intention to abide by the same.

                 (i)  Any such supplementary information as the City
Council shall at any time demand in order to reasonable determine whether the represented franchises will be granted.

                 (2) No application for a franchise shall be accepted by the City Council until it has published its intention to award such a franchise or franchises and solicited the filing of applications. Sealed applications shall then be accepted from all interested parties for a period of 60 days, and all applications shall be opened at the time and place to be specified by the City. No applications shall be accepted after the date and time specified.

                 (3)  The City Council shall then

                 (a) specify a date, not less than 30 days nor more than 60 days following the expiration of the filing period, upon which all bona fide applicants (those paying the prescribed fee, filing complete applications and responding to all proper inquiries) shall participate in a public hearing before the City Council;

                 (b) specify a public place where interested parties may inspect all the bona fide applications.

                 (4) After hearing the evidence, opinions and representations of all interested parties including members of the public, the City Council shall then render a decision awarding a franchise to one or more applicants (or rejecting all applicants if none is found qualified) based upon its findings as to the relative qualifications of the applicants to render satisfactory CATV service. The Council's decision on all applications shall be final and conclusive.

                 SECTION 19.  RENEWAL PROCEDURES

                 (1) A franchise may be renewed by the City Council for a period of up to 15 years upon the written request of the Grantee without soliciting additional applications. Such a renewal request shall be filed at last 6, but not more than 18 months prior to the expiration of the franchise and shall be accompanied by a non-refundable application fee of $1,000.00. A renewal request may propose modifications in the term of the Grantee's franchise which shall be considered by the City Council but in any case, the City Council may, upon its own motion, modify the terms of a Grantee's franchise subject to the conditions set forth in paragraph (2), below.

                 (2) Upon receipt of a request for a renewal of a franchise, the City Council shall schedule a public hearing on the matter, giving at least 30 days notice of such hearing and any franchise modifications proposed by either the Grantee or the City Council. After hearing all of the evidence, opinions and representations, the City Council shall render a decision to renew or not to renew the Grantee's franchise, and if the former course if taken whether or not its franchise should be modified in any way. A Grantee shall file its acceptance of a renewal franchise within 30 days after it is offered by the City Council and upon failure to do so shall be conclusively presumed to have consented to the expiration of its franchise.

                 (3) In the event of non-renewal or termination of a franchise, the City hereby agrees to require any successor grantee to purchase Grantee's facilities at a cost not to exceed its then fair market value, with a reduction for any uncompensated damages incurred by the City in connection with the Grantee's operation. If such fair market value cannot be agreed upon by the parties, it shall be determined by a three-member Arbitration Panel, one member to be selected by the City, one by the franchisee, and the third member by the two members first named. The parties shall divide the expenses of arbitration evenly among themselves.

                 SECTION 20.  TAMPERING, UNAUTHORIZED CONNECTIONS, ETC.

                 (1) It shall be unlawful for any person, without the consent of the owner thereof, to willfully tamper with, remove or injure any cables, wires or equipment used for distribution of television signals, radio signals, pictures, programs or sound within the City.

                 (2) It shall be unlawful for any person, firm, or corporation to make or use any unauthorized connection, whether physically, electrically, acoustically, inductively or otherwise, with any part of a franchised cable television system within the City for the purposes of enabling himself or others to receive any television signal, radio signal, picture, program or sound, without payment to the owner of said system.

                 SECTION 21.  CONTINUED USE OF INDIVIDUAL ANTENNAS
                              PROTECTED.

                 It is not the City Council's intention to prohibit the erection or continued use of individual television antennas, and no one is or will be required to receive cable television service or connect with a television system.

                 SECTION 22.  GRANTEE MAY PROMULGATE RULES.

                 A Grantee shall have the authority to promulgate such rules, regulations, terms and conditions of its business as shall be reasonably necessary to enable it to exercise its rights and perform its services under this Ordinance and the Rules of the FCC, and to assure uninterrupted service to each and all of its subscribers.

                 SECTION 23.  DELEGATION OF POWERS.

                 Any delegable right, power or duty of the City Council, the City, the Agency, or any official of the City may be transferred or delegated by resolution to an appropriate officer, employee, or department of the City.

                 SECTION 24.  NOTICES.

                 Every direction, notice, or order to be served upon a Grantee shall be sent to the local office described in Section 9(2), supra. Every notice to be served upon the City shall be delivered, or sent by certified mail to the Agency at: City Hall, City of Montgomery, Montgomery, Alabama 36104. The delivery of such notice shall be deemed to have been at the time of receipt.

                 SECTION 25.  RIGHTS AND REMEDIES ARE CUMULATIVE.

                 The rights and remedies reserved to the parties by this Ordinance are cumulative and shall not add or subtract from any other rights or remedies which they have with respect to the subject matter of this Ordinance, and a waiver thereof at any time shall not affect any other time.

                 SECTION 26.  INVALID PROVISIONS.

                 If any provision of this Ordinance, or the particular application thereof, shall be held invalid by any court, administrative agency, or other body with appropriate jurisdiction, the remaining provisions, and their application, shall not be affected thereby.

                 SECTION 27.  REPEAL OF OTHER ORDINANCES.

                 All ordinances and parts of ordinances in conflict herewith are hereby repealed.

                 AN ORDINANCE OF THE CITY OF MONTGOMERY, ALABAMA PROMOTING A FRANCHISE FOR THE CONSTRUCTION, ACQUISITION, OPERATION, AND MAINTENANCE OF A CABLE TELEVISION SYSTEM WITHIN THE CITY LIMITS OF THE CITY OF MONTGOMERY, ALABAMA TO ______BE IT ORDAINED by the City Council of the City of Montgomery, Alabama that:

                 WHEREAS, the City Council of the City of Montgomery, Alabama, after full public proceedings affording due process, has determined that __________________________________________________________ is possessed of the requisite legal, character, financial, technical, and other qualifications to construct, own, and operate a cable television system to serve the City of Montgomery; and that its construction and financing are adequate and feasible.

                                 NOW, THEREFORE

Section 1:  There is hereby granted to_________________________________________
________________________________, its heirs, successors and assigns, for a term of fifteen (15) years, the right, authority, and power, to establish, construct, acquire, maintain, and operate a cable television system within the City limits of the City of Montgomery, Alabama, to render, furnish and sell cable service therefrom, and to use and occupy the public streets, rights-of-way, easements (including all easements dedicated for utility purposes) for such purposes, subject to the terms and conditions of the Montgomery Cable Television Ordinance adopted on the ______ day of _______________, 1976, and the Rules of the Federal Communications Commission, which are hereby incorporated by reference and made a part of this franchise contract.

Section 2: This franchise is non-exclusive and [is limited to those areas of the City of Montgomery hereinafter described and designated on the attached map.] [the Franchise Area consists of the entire City of Montgomery as now constituted and as hereafter modified and amended.

Section 3: The franchise is in lieu of any and all rights, privileges immunities, and authorities which may be held by the Grantee or the successors to any interest of the Grantee, pertaining to the construction, acquisition, operation or maintenance of any cable television system in the City of Montgomery, and the acceptance of this franchise by the Grantee shall operate as an abandonment of any and all such rights, privileges, immunities, and authorities within the City of Montgomery, any and all construction, operation, and maintenance by any grantee of any cable television system in the City of Montgomery shall be in all instances and respects under and pursuant to this franchise and not under or pursuant to any other right, privilege, immunity or authority whatsoever.

Section 4: Time is of the essence in this franchise, and the Grantee shall not be relieved of its obligation to comply promptly with any of the provisions of this Ordinance by any failure of the City of Montgomery to enforce prompt compliance.

Section 5: This franchise merely authorizes the construction, acquisition, operation and maintenance of a cable television system as provided by the Montgomery Cable Television Ordinance adopted on the ____ day of _______________, 1976.

Section 6: (1) This franchise shall take effect immediately and remain in force for a term of fifteen (15) years upon the filing of an unconditional acceptance by the Grantee. Such acceptance must:


                 (a) be in the form of a writing duly executed and sworn to;

                 (b) contain a promise that the Grantee shall comply with and abide by all terms, provisions, and conditions of this franchise; and,

                 (c) be filed with the Agency within thirty (30) days from the date of passage of this Ordinance. Grantee shall exercise none of the rights granted by this Ordinance until evidence of compliance with the bonding and insurance requirements of
                 Section 6(3), and (4) of the Cable Television Ordinance has been filed with the Agency.

                 (2) Should the Grantee fail to comply with paragraph (1), above, it shall acquire no rights, privileges, or authority under this franchise whatsoever.

Section 7: The following rates and charges are hereby authorized for service under this franchise and shall not be changed by the Grantee without prior approval of the Commission given as provided by Section 14 of the Cable Television Ordinance.

            [Here set forth rates as approved by the City Council.]

                 Subpart K--Technical Standards                   all pertinent technical standards at all subscriber terminals.
                                                                  Additional tests, repeat tests, or testes involving specified
Section 76.601   Performance tests.                               subscriber terminals by be required by the Commission in order to secure compliance with the technical standards.
      (a)  The operator of each cable television system               (e) Annual performance tests shall be conducted
shall be responsible for insuring that each such system is        according to the following schedule:
designed, installed, and operated in a manner that fully
complies with the provisions of this subpart.  Each system        Cable television
operator shall be prepared to show on request by an authorized     systems in
representative of the commission, that the system does, in         operation prior
fact, comply with the rules.                                       to March 31, 1972...  Tests to determine compliance with
      (b)  The operator of each cable television system                                    the standards of:
shall maintain at its local office a current listing of the
cable television channels which that system delivers to its                              Sections - [SECTIONS ILLEGIBLE IN ORIGINAL]
subscribers and the station or stations whose signals are                                  relating to the ratio of visual
delivered on each Class I cable television channel, and shall                              signal level to system noise,
specify for each subscriber the minimum visual signal level.                               and [SECTION ILLEGIBLE IN ORIGINAL]
It maintains on each Class I cable television channel under                                by March 31, 1974.
normal operating conditions.
      (c)  The operator of each cable television system                                  Sections [SECTIONS ILLEGIBLE IN ORIGINAL]
shall conduct complete performance tests of that system at                                 by March 31, 1975.
lease once each calendar year (at Intervals not to exceed 14
months) and shall maintain the resulting test data on file at                            Sections [SECTIONS ILLEGIBLE IN ORIGINAL]
the system's local office for at least five (5) years.  It                                 by March 31, 1976.
shall be made available for inspection by the Commission on
request.  The performance tests shall be directed at              Cable television
determining the extent to which the system complies with all       systems commencing
the technical standards set forth in Section [SECTION ILLEGIBLE    operation on or after
IN ORIGINAL]. The tests shall be made on each Class I cable        March 31, 1972...  March 31, 1974
television channel specified pursuant to paragraph (b) of this
section, and shall include measurements made at no less than                 NOTE.--Requirements for performing tests to
three widely separated points in the system, at least one of      determine compliance with the standards of Section
which is representative of terminals most distant from the        [SECTION ILLEGIBLE IN ORIGINAL], insofar as it relates to the
system input in terms of cable distance. The measurements may     ratio of visual signal level to any undesired co-channel
be taken at convenient monitoring points in the cable network:    television signal, and (a)(10) are hereby suspended for all
Provided, that data shall be included to relate the measured      cable television systems, pending further action by the
performance to the system performance as would be viewed from a   Commission.
nearby subscriber terminal. A description of instruments and
procedure and a statement of the qualifications of the person     [Section 76.601(c) revised and note added eff. 11-23-73;
performing the tests shall be included.                              III(72)-3]
      (d)  Successful completion of the performance tests
required by paragraph (c) of this section does not relive the     Section 76.605 Technical Standards.
system of the obligation to comply with
                                                                      (a) The following requirements apply to the performance
                                                                  of a cable television system as measured at any subscriber terminal with a matched termination, and to each of the Class
                                                                  I cable television channels in the system:
                                                                      (1) The frequency boundaries of cable television
                                                                  channels delivered in subscriber terminals shall conform to those set forth in Section [SECTION ILLEGIBLE IN ORIGINAL] of this chapter: Provided, however, that on special application including an adequate showing of public interest, other channel arrangements may be approved.

     (2) The frequency of the visual carrier shall be             the lower boundary frequency of the cable television channel
maintained 1.25 MHz [ILLEGIBLE IN ORIGINAL] kHz above the         referenced in the amplitude at 1.25 MHz above the lower
lower boundary of the cable television channel, except that, in   boundary frequency.
those systems that supply subscribers with a converter in order        (9)   The ratio of visual signal level to systems noise,
to facilitate delivery of cable television channels, the          and of visual signal level to any undesired cochannel
frequency of the visual carrier at the output of each such        television signal operating on proper offset assignment, shall
converter shall be maintained 1.25 MHz [ILLEGIBLE IN              be not less than [NUMBER ILLEGIBLE IN ORIGINAL] decibels.
ORIGINAL] kHz above the lower frequency boundary of the cable     This requirement is applicable to:
television channel.                                                     (i)  Each signal which is delivered by a cable
    (3) The aural center frequency of the aural carrier shall     television system to subscribers within the predicted Grade B
be 4.5 MHz [ILLEGIBLE IN ORIGINAL] kHz above the frequency        contour for that signal, or
of the visual carrier.                                                  (ii) Each signal which is first picked up within its
                                                                  predicted Grade B contour.
    (4) The visual signal level, across a terminating                  (10)  The ratio of visual signal level to the [ILLEGIBLE
impedance which correctly matches the internal impedance of       IN ORIGINAL] amplitude of any coherent disturbances
the cable system as viewed from the subscriber terminals,         such as intermodulation products or discrete-frequency
shall be not less than the following appropriate value:           interfering signals not operating on proper offset assignments
                      Internal impedance:                         shall not be less than [NUMBER ILLEGIBLE IN ORIGINAL]
                            75 ohms.                              decibels.
                            200 ohms.                                  (11)  The terminal isolation provided each subscriber
                      Visual signal level:                        shall be not less than 18 decibels, but in any event, shall be
                          1 millivolt.                            sufficient to prevent reflections caused by open-circuited or
                          2 millivolts                            short-circuited subscriber terminals from producing visible
     (At other impedance values, the minimum visual signal        picture impairments at any other subscriber terminal.
level shall be square root 0.01332 millivolts, where Z is the          (12)  As an exception to the general provision requiring
appropriate impedance value.)                                     measurements to be made at subscriber terminals, and without
     (5)   The visual signal level on each channel shall not      regard to the class of cable television channel involved,
vary more than 12 decibels within any 24-hour period and shall    radiation from a cable television system shall be measured in
be maintained within:                                             accordance with procedures outlined in Section [SECTION
      (i)  3 decibels of the visual signal level of any visual    ILLEGIBLE IN ORIGINAL], and shall be limited as follows:
carrier within 6 MHz nominal frequency separation, and
      (ii) 12 decibels of the visual signal level on any          -------------------------------------------------------------
other channel, and                                                                                  Radiation
      (iii)  A maximum level such that signal degradation due             Frequencies                 limit            Distance
to overload in the subscriber's receiver does not occur.                                            (microvolts/        (feet)
     (6)   The [ILLEGIBLE IN ORIGINAL] voltage of the                                                 meter)
aural signal shall be maintained between 13 and 17 decibels        ------------------------------------------------------------
below the associated visual signal level.                         Up to and including 54 MHz.....       15               100
     (7)   The peak-to-peak variation in visual signal level      Over 54 up to and including 216
caused by undesired low frequency disturbances (hum or            MHz............................       20                10
repetitive transients) generated within the system or by          Over 216 MHz...................       15               100
inadequate low frequency response, shall not exceed 5 percent     -------------------------------------------------------------
of the visual signal level.
     (8)   The amplitude characteristic shall be within a         Section [SECTION ILLEGIBLE IN ORIGINAL] amended eff. 1-22-75;
range of +/- 2 decibels from 0.50 MHz to 3.25 MHz above           III (72)-6]

                                                                       (b)   Cable television systems distributing signals by
                                                                  using multiple cable techniques or specialized receiving
                                                                  devices, and which, because of their basic design, can not comply with one or more of the technical standards

set forth in paragraph (a) of this section, may be                connected and normal signal levels should be maintained on
permitted to operate provided that an adequate showing is made    other channels.
which establishes that the public interest is benefited.  In        (c) As may be necessary to ensure satisfactory service to a
such instances the Commission may prescribe special technical     subscriber, the Commission may require additional tests to
requirements to ensure that subscribers to such systems are       demonstrate system performance or may specify the use of
provided with a good quality of service.                          different test procedures.
   (c) Paragraph [ILLEGIBLE IN ORIGINAL] of this section            (d) The frequency response of a cable television channel may
shall become effective March 31, 1972. All other provisions of    be determined by one of the following methods, as appropriate:
this section shall become effective in accordance with the          (1) By using a swept frequency or a manually variable signal
following schedule:                                               generator at the sending end and a calibrated attenuator and frequency-selective voltmeter at the subscriber terminal; or
                                                  Effective         (2) By using a multiburst generator and modulator at the
                                                    date          sending end and a demodulator and oscilloscope display at the
Cable television systems in operation prior                       subscriber terminal.
  to March 31, 1972..........................    Mar. 31, 1977      (e) System noise may be measured using a frequency-selective
Cable television systems commencing                               voltmeter (field strength meter) which has been suitably
  operations on or after March 31, 1972......    Mar. 31, 1972    calibrated to indicate [ILLEGIBLE IN ORIGINAL] noise or average power level and which has a known bandwidth. With the system
Section 76.609  Measurements.                                     operating at normal level and with a properly matched resistive termination substituted for the antenna, noise power
   (a) Measurements made to demonstrate conformity with the       indications at the subscriber terminal are taken to successive
performance requirements set forth in Sections [SECTIONS          increments of frequency equal to the bandwidth of the
ILLEGIBLE IN ORIGINAL] shall be made under conditions which       frequency-selective voltmeter, summing the power indications to
reflect system performance during normal operations, including    obtain the total noise power present over a 4 MHz band centered
the effect of any microwave relay operated in the Cable           within the cable television channel. If it is established that
Television Relay (CAR) Service Intervening between pickup         the noise level is constant within this bandwidth, a single
antenna and the cable distribution network. Amplifiers shall be   measurement may be taken which is corrected by an appropriate
operated at normal gains, either by the insertion of              factor representing the ratio of 4 MHz to the noise bandwidth
appropriate signals or by manual adjustment. Special signs        of the frequency-selective voltmeter. If no amplifier is
inserted in a cable television channel for measurement purposes   inserted between the frequency-selective voltmeter and the
should be operated at levels approximating those used for         subscriber terminal in order to facilitate this measurement, it
normal operation. Pilot tones, auxiliary or substitute signals,   should have a bandwidth of at least 4 MHz and appropriate
and nontelevision signals normally carried on the cable           corrections must be made to account for its gain and noise
television system should be operated at normal levels to the      figure. Alternatively, measurements made in accordance with the
extent possible. Some exemplary, but not mandatory, measurement   NCTA standard on noise measurement (NCTA Standard 005-0669) may
procedures are set forth in this section.                         be employed.
   (b) When it may be necessary to remove the television            (f) The amplitude of discrete frequency interfering signals
signal normally carried on a cable television channel in order    within a cable television channel may be deter-
to facilitate a performance measurement, it will be
permissible to disconnect the antenna which serves the channel under measurement and to substitute therefor a matching
resistance termination.  Other antennas and inputs should
remain

mined with either a spectrum analyzer or with a                   system components.  Where such placement results in a
frequency-selective voltmeter (field strength meter), which       separation of less than 10 feet between the center of the
instruments have been calibrated for adequate accuracy.  If       dipole antenna and the system components, the dipole shall be
calibration accuracy is in doubt, measurements may be             repositioned to provide a separation of 10 feet.
referenced to a calibrated signal generator, or a calibrated        (4) The horizontal dipole antenna shall be rotated about a
variable attenuator, substituted at the point of measurement.     vertical axis and the maximum meter reading shall be used.
If an amplifier is used between the subscriber terminal and         (5) Measurements shall be made where other conductors are 10
the measuring instrument, appropriate corrections must be made    or more feet away from the measuring antenna.
to account for its gain.
  (g) The terminal isolation between any two terminals in the     Section 76.613  Interference from a cable television system.
system may be measured by applying a signal of known amplitude      In the event that the operation of a cable television system
to one and measuring the amplitude of that signal at the other    causes harmful interference to reception of authorized radio
terminal.  The frequency  of the signal should be close to the    stations, the operator of the system shall immediately take
mid-frequency of the channel being tested.                        whatever steps are necessary to remedy the interference.
  (h) Measurements to determine the field strength of radio
frequency energy radiated by cable television systems shall be    Section 76.617  Responsibility for receiver-generated
made in accordance with standard engineering procedures.          Interference.
Measurements made on frequencies above 25 MHz shall include         Interference generated by a radio or television receiver
the following:                                                    shall be the responsibility of the receiver operator in
  (1) A field strength meter of adequate accuracy using a         accordance with the provisions of Part 13, Subpart C, of this
horizontal dipole antenna shall be employed.                      chapter; Provided, however, That the operator of a cable
  (2) Field strength shall be expressed in terms of the           television system to which the receiver is connected shall be
[ILLEGIBLE IN ORIGINAL] value of synchronizing peak for encb      responsible for the suppression of receiver-generated
cable television channel for which radiation can be measured.     interference that is distributed by the system when the
  (3) The dipole antenna shall be placed 10 feet above the        interfering signals are introduced into the system at the
ground and positioned directly below the                          receiver.
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